  EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5
  Commercial Mortgage Pass-Through Certificates Series 2011-C5 (the "Trust")

  I, Brian Baker, the President and Chief Executive Officer of J.P. Morgan
  Chase Commercial Mortgage Securities Corp., the depositor into the above-referenced Trust, certify that:

  1.I have reviewed this report on Form 10-K, an all reports on Form 10-D required to be filed in respect of period covered by this report on
    Form 10-K, of the Trust (the "Exchange Act Periodic Reports");

  2.Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

  4.Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the Master Servicer and
    the Special Servicer have fulfilled their obligations under the Pooling and Servicing Agreement in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
    Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18
    have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form
    10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: KeyCorp
    Real Estate Capital Markets, Inc.; Midland Loan Services, a Division of PNC
    Bank, National Association; Torchlight Loan Services, LLC; Wells Fargo Bank,
    National Association; and Pentalpha Surveillance LLC.

    Dated:   July 27, 2012

    /s/ Brian Baker
    Signature

    President and Chief Executive Officer
    J.P. Morgan Chase Commercial Mortgage
    Securities Corp.
    (senior officer in charge of securitization of
    the depositor)